J.P. MORGAN SERIES TRUST
AMENDMENT NO. 14 TO DECLARATION OF TRUST
Fourteenth Amended and Restated Establishment and
Designation of Series and Classes of Shares of Beneficial Interest (par value $0.001 per share) dated as of July 26, 2002

Pursuant to Sections 6.9 and 9.3 of the
Declaration
of Trust, dated as of August 15, 1996
(the "Declaration of Trust"), of J.P. Morgan
Series Trust as amended (the "Trust"), the
Trustees of the Trust hereby amend and restate the Thirteenth Amended and Restated Establishment and Designation of Series appended to the Declaration of Trust to abolish the establishment of the series of shares (as defined in the Declaration of Trust) of the following effective September 30, 2002:



JPMorgan U.S. High Yield Bond Fund
JPMorgan Large Cap Growth Fund


1. The Designation of Series is being
amended and restated in its entirety as follows:

JPMorgan Tax Aware U.S. Equity Fund
JPMorgan Tax Aware Disciplined Equity Fund
JPMorgan Tax Aware Small Company Opportunities Fund
JPMorgan California Bond Fund
JPMorgan Global 50 Fund
JPMorgan Market Neutral Fund
JPMorgan SmartIndex Fund
JPMorgan Tax Aware Enhanced Income Fund
JPMorgan Enhanced Income Fund
JPMorgan Global Healthcare Fund
JPMorgan Disciplined Equity Value Fund


Each Fund and, as applicable, each class into which the Shares of each Fund are divided shall have the following special and relative rights:


2. Each Fund shall be authorized to hold cash, invest in securities, instruments and other properties and use investment techniques as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933. Each Share of a Fund shall be redeemable, shall be entitled to one vote for each dollar of net asset value (or a proportionate fractional vote in respect of a fractional dollar amount) on matters on which Shares of the Fund shall be entitled to vote, shall represent a pro rata beneficial interest in the assets allocated or belonging to the Fund, and shall be entitled to receive its pro rata share of the net assets of the Fund upon liquidation of the Fund, all as provided in
Section 6.9 of the Declaration of Trust.
The proceeds of sales of Shares of a Fund, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to that Fund, unless otherwise required by law.







3.  Each Fund, unless otherwise noted,
shall be divided into seven classes of
Shares designated "Select Shares,"
"Institutional Shares," Advisor Shares,"
"Ultra Shares," "Class A Shares,"
"Class B Shares" and "Class C Shares."

4. Shares of each class shall be entitled to all the rights and preferences accorded to Shares under the Declaration of Trust.


5.  The number of Shares of each class
designated hereby shall be unlimited.



6.  Shareholders of each class shall vote
separately on any matter to the extent
required by, and any matter shall be deemed to have been effectively acted upon with respect to that class as provided in, Rule 18f-3, as from time to time in effect, under the Investment Company Act of 1940, as amended (the "1940 Act"), or any successor rule, and by the Declaration of Trust. Shareholders of any class may vote together with shareholders of any other class on any matter for which the interests of the classes do not materially differ, and shareholders of all classes of all Funds may vote together on Trust-wide matters.



7. The Trust's assets and liabilities shall be allocated among the Funds and the classes thereof as set forth in Section 6.9 of the Declaration of Trust.



8.  Subject to the provisions of Section 6.9 and
Article IX of the Declaration of Trust, the Trustees
(including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses, to change the designation of any Fund or class previously, now or hereafter created, or otherwise to change the special and relative rights of any Fund or class or any such other series of Shares or class thereof.





IN WITNESS WHEREOF, the undersigned have executed this instrument as of the date first written above.
This instrument may be executed by the Trustees on separate counterparts but shall be effective only when signed by a majority of the Trustees.


_______________________
//William J. Armstrong//


_______________________
//Roland R. Eppley, Jr.//


_______________________
//Ann Maynard Gray//


_______________________
//Matthew Healey//


_______________________
//Robert J. Higgins//


________________________
//Fergus Reid, III//


_______________________
//James J. Schonbachler//


_______________________
////Leonard M. Spalding//